EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of ITXC Corp. (the “Company”) on Form 10-Q for the quarter ended June 30, 2003, filed with the Securities and Exchange Commission  (the “Report”), I, Edward B. Jordan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(4)

The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: August 14, 2003

/s/ EDWARD B. JORDAN

Edward B. Jordan Chief Financial Officer of ITXC Corp.

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. .